UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 9, 2026

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 9, 2026, Steven L. Giannotta, M.D., a Class I director, notified NeOnc Technologies Holdings, Inc. (the “Company”) of his resignation as a member of the Company’s board of directors (the “Board”), effective October 9, 2026. Dr. Giannotta’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Director

Effective October 9, 2026, the Board appointed Ali Mohammad Ahmad Alabedin as a director of the Company. Mr. Alabedin will serve as a Class I director until the Company’s annual meeting of stockholders in 2029.

From August 2022, Mr. Alabedin has been Group Head of Islamic Banking with First Abu Dhabi Bank, Abu Dhabi, UAE. In this capacity, he oversees strategic direction, governance, financial performance, regulatory compliance and business growth domestic and international markets for the Group’s end-to-end Islamic Banking franchise. Mr. Alabedin previously held senior positions with Standard Chartered Bank, Middle East and South Asia as Area Director-Financial Institutions, and Head of Distribution. He has directed institutional banking relationships across multiple countries, managing banking and non-banking financial institutions and led all customer distribution channels across the UAE retail bank network. Mr. Alabedin was Head of Personal Banking with Anz Banking Group where he also held several other senior positions, including Head of Strategic Relations. Appointed by the chairman of Dubai Islamic Bank, in January 2005, Mr. Alabedin established and was CEO of Dubai Islamic Financial Services, a new brokerage and capital markets company operating across Dubai and Abu Dhabi financial markets. He served on the executive board of the company for 10 years. Mr. Alabedin holds a Master of International Business (MIB) from the University of Wollongong, Australia, and completed the Aspiring Directors Programme at INSEAD.

There is no arrangement or understanding between Mr. Alabedin and any other person pursuant to which he was selected as director, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer.

The Board has not appointed Mr. Alabedin to any committees.

Item 7.01.	Regulation FD Disclosure.

On October 14, 2026, the Company issued a press release announcing the appointment of Mr. Alabedin to the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 15, 2026, the Company issued a press release announcing that Amir F. Heshmatpour, Executive Chairman, President and Chief Executive Officer, will speak at the Abu Dhabi Future Health Summit 2026, October 20 to 22 at the ADNEC Centre in Abu Dhabi, United Arab Emirates. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, Exhibit 99.1, and Exhibit 99.2 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 14, 2026
99.2	Press Release, dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2026	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	Chief Executive Officer, President and Executive Chairman

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